UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2025

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.
(Exact name of registrant specified in its charter)
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Maryland	000-54382	26-3842535
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3200 Park Center Dr., Suite 800
Costa Mesa, California 92626
(Address of principal executive offices)

Registrant’s telephone number, including area code: (866) 722-6257

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On November 1, 2025, Pacific Oak Strategic Opportunity REIT, Inc. (the “Company,” “we,” “our” or “us”) renewed the advisory agreement with Pacific Oak Capital Advisors, LLC (the “advisor”). The renewal is in accordance with the payment restrictions exceptions annex to the standstill agreement entered into in August 2025 with the trustee for holders of bonds issued by the Company’s subsidiary, Pacific Oak SOR (BVI) Holdings, Ltd. The renewed advisory agreement shall have an initial term of one month from November 1, 2025 and will be automatically renewed for successive one-month terms until November 1, 2026, except that the agreement shall terminate on the date the Company ceases being subject to a standstill agreement entered into in August 2025 with the trustee for holders of bonds issued by the Company’s subsidiary, Pacific Oak SOR (BVI) Holdings, Ltd., if such date occurs prior to November 1, 2026. The advisory agreement may be terminated effective as of the end of the then-current monthly term without cause or penalty by either the Company (acting in sole discretion and authority of the conflicts committee) or the advisor, by giving notice to the other party at any time during such term. The terms are otherwise consistent with those of the advisory agreement that was previously in effect.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.

Dated: November 5, 2025	BY:	/S/ PETER MCMILLAN III
Peter McMillan III
Chairman of the Board, President and Director
(principal financial officer)